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EXHIBIT 23.2

                                 April 14, 1998



EXECUTONE Information Systems, Inc.
478 Wheelers Farms Road
Milford, CT  06460

                       ANNUAL REPORT ON FORM 10-K FOR THE
                       FISCAL YEAR ENDED DECEMBER 31, 1997
                              (FILE NO. 000-11551)
                              -------------------


Gentlemen:

This firm has reviewed the information set forth in the fifth paragraph under "Overview of Business and Strategy" under Item 1., Business, and the information set forth in the fifth paragraph under Item 3, Legal Proceedings, of the Annual Report on Form 10-K for the fiscal year ended December 31, 1997 of EXECUTONE Information Systems, Inc. (the "Company"). We understand that the information set forth therein as it relates to the issue of the authorization of the National Indian Lottery under 25 U.S.C. 2701 et seg. is based upon the advice provided to the Company by this firm.

We consent to the summarization of such advice and the reference to us in the Annual Report on Form 10-K.

Very truly yours,

HUNTON & WILLIAMS

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